Exhibit 10.1

MASTER LOAN SALE AGREEMENT

among

NEWSTAR FINANCIAL, INC.,

as the Transferor,

NEWSTAR COMMERCIAL LOAN DEPOSITOR 2014-1 LLC,

as the Depositor,

and

NEWSTAR COMMERCIAL LOAN FUNDING 2014-1 LLC,

as the Issuer

Dated as of April 17, 2014

i

TABLE OF CONTENTS

(continued)

ii

EXHIBIT A	Form of Subsequent Transfer Agreement
SCHEDULE 1	Schedule of Initial Conveyed Collateral
SCHEDULE 2	Notice Information

THIS MASTER LOAN SALE AGREEMENT, dated as of April 17, 2014 (as amended, modified, restated, or supplemented from time to time, this “Agreement”), is made by and among NEWSTAR FINANCIAL, INC., a Delaware corporation (in its capacity as transferor under this Agreement, together with its successors and assigns in such capacity, the “Transferor”), NEWSTAR COMMERCIAL LOAN DEPOSITOR 2014-1 LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Depositor”), and NEWSTAR COMMERCIAL LOAN FUNDING 2014-1 LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Issuer”).

PREAMBLE

WHEREAS, in the regular course of its business, the Transferor originates and/or otherwise acquires Collateral Obligations;

WHEREAS, the Depositor desires to acquire from the Transferor on the Closing Date and the Issuer desires to acquire from the Depositor on the Closing Date the initial Collateral Obligations (the “Initial Collateral Obligations”) listed on Schedule 1 hereto and may acquire from time to time thereafter certain additional Collateral Obligations (the “Additional Collateral Obligations”) and Substitute Collateral Obligations, together with certain related property, as more fully described as the “Assets” in the Indenture, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Indenture”), between the Issuer, as issuer, and U.S. Bank National Association, as trustee (together with its successors and assigns in such capacity, the “Trustee”);

WHEREAS, it is a condition to the Depositor’s acquisition of the Collateral Obligations from the Transferor that the Transferor make certain representations, warranties and covenants regarding the Conveyed Collateral transferred pursuant to this Agreement for the benefit of the Depositor as well as the Issuer and it is a condition to the Issuer’s acquisition of the Collateral Obligations from the Depositor that the Depositor make certain representations, warranties and covenants regarding the Conveyed Collateral for the benefit of the Issuer;

WHEREAS, on the Closing Date, the Transferor will transfer to the Depositor and the Depositor will transfer to the Issuer all of its right, title and interest in the Initial Collateral Obligations; and

WHEREAS, thereafter, the Issuer will from time to time acquire certain Additional Collateral Obligations and Substitute Collateral Obligations hereunder, all pursuant to the applicable terms and conditions set forth herein and in the Indenture.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Indenture. In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings:

“Additional Collateral Obligations”: The meaning assigned in the Preamble of this Agreement.

“Additional Conveyed Collateral”: The meaning specified in Section 2.1(c).

“Affiliate Originated Collateral Obligation”: Any Collateral Obligation with respect to which the Transferor, either itself or through related entities, directly or indirectly, was involved in the original agreement which created such obligation.

“Agreement”: The meaning specified in the introductory paragraph of this Agreement.

“Conveyed Collateral”: Collectively, the Initial Conveyed Collateral and Subsequent Conveyed Collateral.

“Cut-Off Date”: The meaning specified in Section 2.1(c).

“Depositor”: The meaning specified in the introductory paragraph of this Agreement.

“Indemnified Party”: The meaning specified in Section 6.1.

“Indenture”: The meaning specified in the Preamble of this Agreement.

“Ineligible Collateral Obligation”: The meaning specified in Section 7.2.

“Initial Collateral Obligations”: The meaning specified in the Preamble of this Agreement.

“Initial Conveyed Collateral”: The meaning specified in Section 2.1(a).

“Insolvency Law”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Issuer”: The meaning specified in the introductory paragraph of this Agreement.

“Noteless Collateral Obligation”: A Collateral Obligation with respect to which (a) the related Underlying Documents do not require the Obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Collateral Obligation and (b) no Underlying Notes are outstanding with respect to the portion of the Collateral Obligation transferred to the Issuer.

“Permitted Liens”: With respect to the interest of the Transferor, the Depositor and the Issuer in the Collateral Obligations included in the Assets: (i) security interests, liens and other encumbrances in favor of the Depositor created pursuant to this Agreement and transferred to the Issuer pursuant hereto, (ii) security interests, liens and other encumbrances in favor of the Issuer created pursuant to this Agreement, (iii) security interests, liens and other encumbrances in favor of the Trustee created pursuant to the Indenture and/or this Agreement, (iv) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (v) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (vi) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Repurchase and Substitution Limit”: The meaning specified in Section 7.4.

“Required Loan Documents”: For each Collateral Obligation, the items set forth below:

(i) (x) other than in the case of a Noteless Collateral Obligation or a Participation Interest, the original or, if accompanied by a “lost note” affidavit and indemnity, a copy of the Underlying Note, endorsed by the prior holder of record, if any, either in blank or to the Trustee, which may be in the form of an allonge or note power attached thereto (and evidencing an unbroken chain of endorsements from the prior holder(s) thereof, if any, evidenced in the chain of endorsements in blank or to the Trustee, subject to Section 2.6), with any endorsement to the Trustee to be in the following form: “U.S. Bank National Association, its successors and assigns, as Trustee for the Secured Parties,” and (y) in the case of a Noteless Collateral Obligation or a Participation Interest, a copy of each transfer document or assignment agreement, if applicable, relating to such Noteless Collateral Obligation or Participation Interest evidencing the assignment of such Noteless Collateral Obligation or Participation Interest to the Transferor, if applicable, from the Transferor to the Depositor and from the Depositor to the Issuer (subject to Section 2.6); and

(ii) originals or copies of any related loan agreement or credit agreement, to the extent applicable to the related Collateral Obligation.

“Subsequent Conveyed Collateral”: The meaning specified in Section 2.1(c).

“Subsequent Transfer Agreement”: The meaning specified in Section 2.1(c).

“Substitute Conveyed Collateral”: The meaning specified in Section 2.1(c).

“Substitution Period”: The meaning specified in Section 2.5(b).

“Transferor”: The meaning specified in the introductory paragraph of this Agreement.

“Trustee”: The meaning specified in the Preamble of this Agreement.

“Underlying Note”: One or more promissory notes executed by the applicable Obligor evidencing a Collateral Obligation.

Section 1.2. Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States.

Section 1.3. Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

Section 1.4. Interpretation.

In this Agreement, unless a contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii) reference to any gender includes each other gender;

(iv) reference to day or days without further qualification means calendar days;

(v) unless otherwise stated, reference to any time means New York, New York time;

(vi) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(viii) reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(ix) references to “including” means “including, without limitation”.

Section 1.5. References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

ARTICLE II

TRANSFER OF THE CONVEYED COLLATERAL

Section 2.1. Transfer of the Conveyed Collateral.

(a) Transfer from the Transferor to the Depositor. Subject to and upon the terms and conditions set forth herein, the Transferor hereby sells, conveys and transfers to the Depositor all of the Transferor’s right, title and interest in, to and under the Initial Collateral Obligations and any related Assets with respect thereto (the “Initial Conveyed Collateral”) for a purchase price on the date hereof equal to the aggregate outstanding principal balance of the Initial Collateral Obligations, which purchase price shall be the aggregate fair market value thereof as reasonably determined by the Collateral Manager in accordance with the Collateral Manager Standard without any third party valuation. The consideration for the transfer of the Initial Conveyed Collateral from the Transferor to the Depositor shall consist of cash paid by the Depositor to the Transferor on the date hereof and, to the extent that such cash so paid on the date hereof is less than the purchase price thereof, the difference shall be deemed a capital contribution from the Transferor to the Depositor on the date hereof.

(b) Transfer from the Depositor to the Issuer. Subject to and upon the terms and conditions set forth herein, the Depositor hereby sells, conveys and transfers to the Issuer all of the Depositor’s right, title and interest in, to and under the Initial Conveyed Collateral for a purchase price on the date hereof equal to the aggregate outstanding principal balance of the Initial Collateral Obligations, which purchase price shall be the aggregate fair market value thereof as reasonably determined by the Collateral Manager in accordance with the Collateral Manager Standard without any third party valuation. The consideration for the transfer of the Initial Conveyed Collateral from the Depositor to the Issuer shall consist of cash paid by the Issuer to the Depositor on the date hereof, the issuance by the Issuer to the Depositor of all of the Class E Notes and all of the Class F Notes and, to the extent that the sum of such cash so paid on the date hereof and the fair market value of such Notes so issued to the Depositor on the date hereof is less than the purchase price thereof, the difference shall be deemed a capital contribution from the Depositor to the Issuer on the date hereof.

(c) Each of the Transferor, the Depositor and the Issuer agrees and acknowledges that the Issuer may, as permitted under the Indenture, acquire Additional Collateral Obligations and related Assets with respect thereto (the “Additional Conveyed Collateral”), and may acquire Substitute Collateral Obligations and any related Assets as set forth in Section 2.5 and the Indenture with respect thereto (the “Substitute Conveyed Collateral” and, together with the Additional Conveyed Collateral, the “Subsequent Conveyed Collateral”), in each case, pursuant to a Subsequent Transfer Agreement, substantially in the form of Exhibit A hereto, duly executed by each of the Transferor, the Depositor and the Issuer (each such agreement, a “Subsequent Transfer Agreement”) and the parties hereto agree that each such Subsequent Transfer Agreement will be deemed to become part of this Agreement as of the date of its execution (each such date, a “Cut-Off Date”) without further amendment hereof. The purchase price paid by the Issuer for any Subsequent Conveyed Collateral shall be an amount equal to (i) in the case of a Collateral Obligation acquired from the Transferor or one of its wholly owned subsidiaries, the fair market value thereof as reasonably determined by the Collateral Manager consistent with the Collateral Manager Standard without any third party valuation, or (ii) in the case of a Collateral Obligation acquired from a Person other than the Transferor or a wholly owned subsidiary thereof, the purchase price paid for such Collateral Obligation, as applicable.

(d) Each of the Transferor, the Depositor and the Issuer agrees that (i) the representations, warranties and covenants of the Transferor and the Depositor set forth herein will run to and be for the benefit of the Depositor, the Issuer and the Trustee, as applicable, and (ii) either the Issuer or the Trustee may enforce, directly without joinder of the Depositor, the repurchase obligations of the Transferor with respect to breaches of such representations, warranties and covenants as set forth herein. The parties hereto acknowledge and agree that the Trustee for the benefit of the Secured Parties is a third party beneficiary of such representations, warranties and covenants. By its signature below, the Trustee hereby acknowledges such rights granted to it hereunder.

(e) Each of the Transferor, the Depositor and the Issuer intends and agrees that (i) the transfer of the Conveyed Collateral by the Transferor to the Depositor pursuant to this Agreement, and the transfer of the Conveyed Collateral by the Depositor to the Issuer pursuant to this Agreement is, in each and every case, intended to be an absolute sale, conveyance and transfer of ownership of the applicable Conveyed Collateral rather than the mere granting of a security interest to secure a financing and (ii) such Conveyed Collateral shall not be part of the Transferor’s or the Depositor’s respective estate in the event of a filing of a bankruptcy petition or other action by or against such Person under any Insolvency Law. In the event, however, that notwithstanding such intent and agreement, any of such transfers are deemed to secure indebtedness, the Transferor hereby Grants to the Depositor, and the Depositor hereby Grants to the Issuer, as the case may be, a security interest in all of its right, title and interest in, to and under such Conveyed Collateral (whether now existing or hereafter created) and the Issuer hereby further Grants such security interest to the Trustee for the benefit of the Secured Parties. For such purposes, this Agreement shall constitute a security agreement under the UCC, securing the repayment of the purchase price paid hereunder and the obligations or interests represented by the Notes, in the order and priorities specified in, and subject to the other terms and conditions of, this Agreement and the Indenture, together with such other obligations or interests as may arise hereunder and thereunder in favor of the parties hereto and thereto.

(f) If any such transfer of Conveyed Collateral by the Transferor to the Depositor (whether Initial Conveyed Collateral transferred pursuant to Section 2.1(a) or Subsequent Conveyed Collateral transferred pursuant to Section 2.1(c)) is deemed to be the mere granting of a security interest to secure a financing, the Depositor may, to secure the Depositor’s own obligations under this Agreement (to the extent that the transfer of Conveyed Collateral by the Depositor to the Issuer hereunder is deemed to be the mere granting of a security interest to secure a financing), repledge and reassign to the Issuer (and the Issuer may repledge and reassign to the Trustee) (i) all or a portion of the Conveyed Collateral pledged to the Depositor by the Transferor and with respect to which the Depositor has not released its security interest at the time of such pledge and assignment and (ii) all proceeds thereof. Such repledge and reassignment may be made with or without a repledge and reassignment by the Depositor of its rights under any agreement with the Transferor, and without further notice to or acknowledgement from the Transferor. The Transferor hereby waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Depositor or any assignee relating to such repledge and reassignment in connection with the transactions contemplated by this Agreement and the other Transaction Documents. The Transferor and the Depositor shall file or shall cause to be filed a UCC-1 financing statement and UCC-3 financing statement amendments, as necessary, naming the Transferor as debtor, the Depositor as secured party, the Issuer as assignee and the Trustee as re-assignee, listing all of the Conveyed Collateral pledged hereunder as collateral thereunder.

(g) If any such transfer of Conveyed Collateral by the Depositor to the Issuer (whether Initial Conveyed Collateral transferred pursuant to Section 2.1(b) or Subsequent Conveyed Collateral transferred pursuant to Section 2.1(c)) is deemed to be the mere granting of a security interest to secure a financing, the Issuer may, to secure the Issuer’s obligations under the Indenture, repledge and reassign to the Trustee for the benefit of the Secured Parties (i) all or a portion of the Conveyed Collateral pledged to the Issuer by the Depositor and with respect to which the Issuer has not released its security interest at the time of such pledge and assignment and (ii) all proceeds thereof. Such repledge and reassignment may be made with or without a repledge and reassignment by the Issuer of its rights under any agreement with the Depositor, and without further notice to or acknowledgment from the Depositor. The Depositor hereby waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Issuer or any assignee relating to such repledge or reassignment in connection with the transactions contemplated by this Agreement and the other Transaction Documents. The Issuer and the Depositor shall file or shall cause to be filed a UCC-1 financing statement and UCC-3 financing statement amendments, as necessary, naming the Depositor as debtor, the Issuer as secured party and the Trustee as assignee, listing all of the Conveyed Collateral pledged hereunder as collateral thereunder.

(h) To the extent that (i) the consideration received by the Transferor from the Depositor in exchange for any Conveyed Collateral and (ii) the consideration received by the Depositor from the Issuer for any Conveyed Collateral is less than the fair market value of such Conveyed Collateral, the difference between such fair market value and the consideration so received shall be deemed to be a capital contribution by the Transferor to the Depositor (in the case of clause (i) above), and by the Depositor to the Issuer (in the case of clause (ii) above) made on the Closing Date in the case of the Initial Conveyed Collateral and as of the related Cut-Off

Date in the case of any Subsequent Conveyed Collateral. For all purposes of this Agreement, any contributed Conveyed Collateral shall be treated the same as the Conveyed Collateral sold for cash or other property including, without limitation, for purposes of Section 7.2.

(i) Notwithstanding the provisions of this Agreement, the Issuer, when and as permitted by the Indenture, may also purchase Collateral Obligations directly from third parties or may acquire Collateral Obligations as a lender at the closing thereof.

Section 2.2. Conveyance of Initial Conveyed Collateral.

(a) On or before the Closing Date, the Transferor or the Depositor, as applicable, shall deliver or cause to be delivered to the Trustee each of the documents, certificates and other items as follows:

(i) officially certified recent evidence of due formation and good standing of the Transferor, the Depositor and the Issuer, in each case under the laws of the State of Delaware;

(ii) a copy of resolutions adopted by the board of directors of NewStar Financial, Inc., in its capacity as Transferor, in its capacity as the designated manager of the Depositor and in its capacity as designated manager of the Issuer, approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified by a Responsible Officer of NewStar Financial, Inc., in each such capacity;

(iii) evidence that the lien of the pledgee under any credit facility to which any of the Initial Collateral Obligations is subject is released as to each such Initial Collateral Obligation;

(iv) a UCC financing statement and UCC-3 financing statement amendment, as necessary, naming the Transferor as debtor, the Depositor as secured party, and the Issuer as assignee (and the Trustee as re-assignee for the benefit of the Secured Parties) and identifying the Conveyed Collateral as collateral for filing with the office of the Secretary of State for the State of Delaware; a UCC financing statement naming the Depositor as debtor, the Issuer as secured party (and the Trustee as assignee for the benefit of the Secured Parties) and identifying the Conveyed Collateral as collateral for filing with the office of the Secretary of State for the State of Delaware; and a UCC financing statement naming the Issuer as debtor, the Trustee, for the benefit of the Secured Parties, as secured party and identifying the Conveyed Collateral or all assets of the Issuer, as collateral for filing with the office of the Secretary of State for the State of Delaware;

(v) a fully executed copy of each Transaction Document; and

(vi) all Opinions of Counsel required to be delivered pursuant to Section 3.1(c) of the Indenture.

(b) On or after the transfer of the Initial Conveyed Collateral by the Transferor to the Depositor and by the Depositor to the Issuer, (i) the Transferor shall transfer to the Collection Account all Principal Proceeds and Interest Proceeds received with respect to such Initial Conveyed Collateral on and after the Closing Date, (ii) each of the representations and warranties made by the Transferor pursuant to Article III applicable to the Initial Conveyed Collateral shall be true and correct as of the Closing Date, and (iii) the Transferor shall, at its own expense, not later than the Closing Date, indicate in its records that ownership of the Initial Conveyed Collateral has been conveyed to it by any of its affiliates who owned such Initial Conveyed Collateral and then conveyed by it to the Depositor and by the Depositor to the Issuer pursuant to this Agreement.

Section 2.3. Acceptance of Initial Conveyed Collateral

On the Closing Date, upon satisfaction of the conditions set forth in Section 2.2, the Issuer hereby instructs the Depositor, and the Depositor hereby instructs the Transferor, and the Transferor hereby agrees to deliver, on behalf of the Issuer, the Initial Conveyed Collateral to the Trustee or, as required by Section 2.7, to the Custodian, and such delivery thereto and acceptance by the Trustee or by the Custodian, as applicable, shall be deemed to be delivery to and acceptance by the Issuer and by the Depositor.

Section 2.4. Conveyance of Subsequent Conveyed Collateral.

(a) As and when permitted by the Indenture and subject to this Section 2.4 and the satisfaction of the conditions imposed under the Indenture with respect to the acquisition of Subsequent Conveyed Collateral, the Transferor may at its option (but shall not be obligated to) sell, convey and transfer to the Depositor (by delivery of an executed Subsequent Transfer Agreement) all the right, title and interest of the Transferor in and to the Subsequent Conveyed Collateral identified on Schedule I thereto, in each and every case without recourse other than as expressly provided herein and therein and the Depositor shall be required to purchase from the Transferor and sell, convey and transfer to the Issuer (by delivery of an executed Subsequent Transfer Agreement) all the right, title and interest of the Depositor in and to the Subsequent Conveyed Collateral identified on Schedule I thereto, in each and every case without recourse other than as expressly provided herein and therein.

(b) On or after the transfer of any Subsequent Conveyed Collateral by the Transferor to the Depositor and by the Depositor to the Issuer, (i) the Transferor shall transfer to the Collection Account all Principal Proceeds and Interest Proceeds received with respect to such Subsequent Conveyed Collateral on and after the related Cut-Off Date, (ii) each of the representations and warranties made by the Transferor pursuant to Article III applicable to such Subsequent Conveyed Collateral shall be true and correct as of the related Cut-Off Date and (iii) the Transferor shall, at its own expense, on or prior to the applicable date of transfer to the Depositor, indicate in its records that ownership of the Subsequent Conveyed Collateral identified in the Subsequent Transfer Agreement has been sold by the Transferor to the Depositor and by the Depositor to the Issuer pursuant to this Agreement.

Section 2.5. Optional Substitution of Collateral Obligations.

(a) Subject to any applicable provisions of Sections 12.3 and 12.4 of the Indenture, this Section 2.5, and the Repurchase and Substitution Limit set forth in Section 7.4 of this Agreement, with respect to any Collateral Obligation as to which a Substitution Event has occurred, the Transferor may (but shall not be obligated to) either (x) convey to the Depositor (and cause the Depositor to contemporaneously convey to the Issuer) one or more Collateral Obligations in exchange for such Collateral Obligation or (y) deposit into the Principal Collection Subaccount the Transfer Deposit Amount with respect to such Collateral Obligation and then, prior to the expiration of the Substitution Period, convey to the Depositor (and cause the Depositor to convey to the Issuer) one or more Collateral Obligations in exchange for the funds so deposited or a portion thereof.

(b) Any substitution pursuant to this Section 2.5 shall be initiated by delivery of a Notice of Substitution, as set forth in the Indenture, by the Transferor to the Trustee, the Depositor, the Issuer and the Collateral Manager that the Transferor intends to substitute a Collateral Obligation pursuant to this Section 2.5 and shall be completed prior to the earliest of: (x) the expiration of ninety (90) days after the delivery of such notice; (y) delivery of written notice to the Trustee from the Transferor stating that the Transferor does not intend to convey any additional Substitute Collateral Obligations through the Depositor to the Issuer in exchange for any remaining amounts deposited in the Principal Collection Subaccount under clause (a)(y) above; or (z) in the case of a Collateral Obligation which has become subject to a Specified Amendment, the effective date set forth in such Specified Amendment (such period described in clause (x), (y) or (z), as applicable, being the “Substitution Period”).

(c) Each Notice of Substitution shall specify the Collateral Obligation to be substituted, the reasons for such substitution and the Transfer Deposit Amount with respect to the Collateral Obligation. On the last day of any Substitution Period, any amounts previously deposited in accordance with Section 2.5(a)(y) above which relate to such Substitution Period that have not been applied to purchase one or more Substitute Collateral Obligations or to fund the Revolver Funding Account if necessary with respect thereto shall be deemed to constitute Principal Proceeds; provided that prior to the expiration of the related Substitution Period any such amounts shall not be deemed to be Principal Proceeds and shall remain in the Principal Collection Subaccount until applied to acquire Substitute Collateral Obligations or to fund the Revolver Funding Account if necessary with respect thereto.

(d) The substitution of any Substitute Collateral Obligation will be subject to the satisfaction of the Substitute Collateral Obligations Qualification Conditions as of the related Cut-Off Date for each such Collateral Obligation (after giving effect to such substitution).

(e) With respect to any Substitute Collateral Obligations to be conveyed to the Depositor by the Transferor as described in this Section 2.5, (i) the Transferor hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse other than as expressly provided herein (and the Depositor shall purchase through cash payment and/or by exchange of one or more related Collateral Obligations released by the Issuer to the Depositor and by the Depositor to the Transferor on the related Cut-Off Date), all the right, title and interest of the Transferor in and to the Substitute Collateral Obligation and (ii) the Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer without recourse other than as expressly provided herein (and the Issuer shall purchase through cash payment and/or by exchange of one or more related Collateral Obligations released by the Issuer to the Depositor on the related Cut-Off Date), all the right, title and interest of the Depositor in and to the Substitute Collateral Obligation.

(f) To the extent any cash or other property received by the Issuer from the Depositor and by the Depositor from the Transferor in connection with a Substitution Event pursuant to this Section 2.5 exceeds the fair market value of the replaced Collateral Obligation, such excess shall be deemed a capital contribution from the Transferor to the Depositor and from the Depositor to the Issuer.

(g) The Transferor and Depositor shall execute and deliver to the Issuer and the Trustee a Subsequent Transfer Agreement with respect to each Substitute Collateral Obligation and shall cooperate with the Collateral Manager and the Issuer so that they may satisfy their respective obligations with respect to any substitution of Collateral Obligations pursuant to the Indenture.

(h) The Transferor shall bear all transaction costs incurred in connection with a substitution of Collateral Obligations effected pursuant to this Agreement and the Indenture.

Section 2.6. Administrative Convenience with respect to Acquisitions and Assignments.

The Transferor, the Depositor and the Issuer acknowledge and agree that, solely for administrative convenience, any document or assignment agreement (or, in the case of any Underlying Note, any chain of endorsement) required to be executed and delivered in connection with (a) the acquisition of a Collateral Obligation as a lender at the closing thereof may be executed and delivered directly by the Issuer at the direction of the Transferor or of the Depositor or (b) the transfer of a Collateral Obligation in accordance with the terms of related Underlying Documents may reflect that the Transferor (or any affiliate thereof or any third party from whom the Transferor or the Depositor may purchase a Collateral Obligation) is assigning such Collateral Obligation directly to the Issuer. Nothing in any such document or assignment agreement (or, in the case of any Underlying Note, nothing in such chain of endorsement) shall be deemed to impair the transfers of the Collateral Obligations by the Transferor to the Depositor and the Depositor to the Issuer in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Issuer, when and as permitted by the Indenture, may purchase Collateral Obligations directly from third parties or may acquire Collateral Obligations as a lender at the closing thereof.

Section 2.7. Delivery of Documents.

With respect to each Collateral Obligation transferred hereunder as part of the Conveyed Collateral, within five (5) Business Days after the related Cut-Off Date (or on or prior to the Closing Date, with respect to the Initial Collateral Obligations), the Transferor, on behalf of the Depositor and the Issuer, will deliver or cause to be delivered to the Custodian, to the extent not previously delivered, all Assets with respect to such Collateral Obligations in accordance with the definition of “Deliver”.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Transferor and the Depositor, as applicable, each makes, and upon execution of each Subsequent Transfer Agreement is deemed to make, the following representations and warranties, on which the Depositor or the Issuer, as applicable, will rely in acquiring the Initial Conveyed Collateral on the Closing Date, and any Subsequent Conveyed Collateral on any applicable Cut-Off Date pursuant to the applicable Subsequent Transfer Agreement, and on which, in each case, each of the parties hereto acknowledges and agrees that the Trustee, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Issuer entering into the Transaction Documents to which it is a party and of the Noteholders purchasing the Notes. Each of the parties hereto acknowledges and agrees that such representations and warranties are being made by the Transferor for the benefit of the Depositor, the Issuer and the Trustee, for the benefit of the Secured Parties, and by the Depositor for the benefit of the Issuer and the Trustee, for the benefit of the Secured Parties.

The representations and warranties set forth in this Article III are given as of the Closing Date (or Cut-Off Date, as applicable), but shall survive the sale, transfer and assignment of the Conveyed Collateral to the Depositor and to the Issuer hereunder or under a Subsequent Transfer Agreement, as applicable.

The representations and warranties set forth in Sections 3.1(j) and 3.4(a) may not be waived by any Person and shall survive the termination of this Agreement.

Section 3.1. Representations and Warranties of the Transferor.

By its execution of this Agreement and each Subsequent Transfer Agreement, the Transferor represents and warrants that:

(a) Organization and Good Standing. The Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement or any other Transaction Document applicable to it would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business operations, assets or financial condition of the Transferor or on the validity or enforceability of this Agreement or the provisions of any other Transaction Document applicable to the Transferor, or the performance by the Transferor of its duties hereunder or thereunder.

(b) Authorization; Valid Sale; Binding Obligations. The Transferor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and had the power and authority to form the Depositor and the Issuer, to act as designated manager of each of the Depositor and the Issuer and to cause each of the Depositor and the Issuer to make, execute, deliver and perform its respective obligations under this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize, on behalf of itself individually, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to authorize as designated manager on behalf of the Depositor and of the Issuer the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Depositor or the Issuer, respectively, is a party. This Agreement and each Subsequent Transfer Agreement, if any, shall effect a valid sale (or contribution, as the case may be), transfer and assignment of, or Grant of a security interest in, the Conveyed Collateral being so transferred, conveyed and assigned from the Transferor to the Depositor, enforceable against the Transferor and creditors of and purchasers from the Transferor. This Agreement and the other Transaction Documents to which the Transferor is a party constitute the legal, valid and binding obligations of the Transferor enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and general principles of equity, whether considered in a suit at law or in equity.

(c) No Consent Required. No consent of any other Person and no license, permit, order, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority or court or any other Person is required to be obtained by the Transferor in connection with this Agreement or any other Transaction Document to which it is a party or the execution, delivery, performance, validity or enforceability of this Agreement or any other Transaction Document to which it is a party or the obligations imposed on the Transferor hereunder or under the terms of the Indenture or any other Transaction Document to which it is a party other than those that have been obtained or made.

(d) No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not violate its certificate of incorporation or bylaws or any material requirement of law applicable to the Transferor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Transferor is a party or by which the Transferor or any of the Transferor’s properties may be bound, or result in the creation or imposition of any security interest, lien, charge, pledge or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

(e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Transferor threatened, against the Transferor or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Notes (i) that, if adversely determined, would in the reasonable judgment of the Transferor be expected to have a material adverse effect on (1) the business, properties, assets or condition (financial or otherwise) of the Transferor or (2) the transactions contemplated by this Agreement or the other Transaction Documents to which the Transferor is a party or (ii) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

(f) Solvency. The Transferor, at the time of and after giving effect to each conveyance of Conveyed Collateral hereunder and the transactions contemplated hereunder and under the Indenture and the other Transaction Documents, is solvent and is not aware of any pending insolvency.

(g) Taxes. The Transferor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed by it and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on its books); no tax lien has been filed and, to the Transferor’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h) Place of Business; No Changes. The Transferor has not changed its name since 2004 or the State under whose laws it is formed, whether by amendment of its certificate of incorporation, by reorganization or otherwise.

(i) Sale Treatment. Other than for tax and accounting purposes, the Transferor has treated the conveyance of the Conveyed Collateral to the Depositor for all purposes as a sale by the Transferor and purchase by the Depositor on all of its relevant books and records.

(j) Security Interest.

(i) In the event that the transfer by the Transferor to the Depositor of any Conveyed Collateral is determined not to be an absolute transfer, this Agreement is effective to create in favor of the Depositor a valid and continuing security interest (as defined in the UCC) in all of the right, title and interest of the Transferor in, to and under such Conveyed Collateral, which security interest is perfected and is prior to all other liens (other than Permitted Liens), and is enforceable as such against, all creditors of and purchasers from the Transferor.

(ii) Each Collateral Obligation conveyed hereunder constitutes or is evidenced by a Financial Asset, an Instrument, a Certificated Security or a general intangible (as defined in the UCC).

(iii) The Transferor owns the Conveyed Collateral being conveyed hereunder, free and clear of any lien, claim or encumbrance of any Person (other than Permitted Liens and any security interest therein which will be released contemporaneously with the conveyance of such Conveyed Collateral hereunder), and, upon the conveyance by the Transferor to the Depositor of any Conveyed Collateral pursuant to this Agreement or any Subsequent Transfer Agreement, the Depositor will own such Conveyed Collateral free and clear of any and all liens, claims or encumbrances created by, or attaching to property of, the Transferor (other than Permitted Liens).

(iv) The Transferor has received all consents and approvals required by the terms of any Conveyed Collateral to the conveyance of such Conveyed Collateral hereunder to the Depositor.

(v) The Transferor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Conveyed Collateral granted to the Depositor under this Agreement to the extent perfection can be achieved by filing a financing statement.

(vi) Other than the conveyance to the Depositor and the security interest granted to the Depositor pursuant to this Agreement (and any security interest therein which will be released contemporaneously with the conveyance of such Conveyed Collateral hereunder), the Transferor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Conveyed Collateral. The Transferor has not authorized the filing of, and is not aware of, any financing statements against the Transferor that include a description of collateral covering such Conveyed Collateral other than (1) any financing statement relating to the security interest Granted to the Depositor under this Agreement, (2) any financing statement that has been terminated in its entirety or, if necessary, amended to release such Conveyed Collateral and (3) any financing statement that has been filed to perfect a security interest which will be released contemporaneously with the conveyance of such Conveyed Collateral hereunder. The Transferor is not aware of the filing of any judgment, employee benefit or tax lien filings against it.

(vii) On or prior to the Closing Date (with respect to the Initial Collateral Obligations) and within five (5) Business Days after the related Cut-Off Date (with respect to any Subsequent Conveyed Collateral), copies (or originals, if required by the definition of “Required Loan Documents”) of the Required Loan Documents have been delivered to the Custodian.

(viii) None of the Underlying Notes that constitute or evidence the Conveyed Collateral has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Depositor, the Issuer or in blank or to the Trustee.

(k) Value Given. The cash payments and corresponding increase in the Transferor’s equity interest in the Depositor received by the Transferor in respect of the purchase price of all Conveyed Collateral conveyed hereunder constitutes reasonably equivalent value in consideration for the conveyance to the Depositor of such Conveyed Collateral under this Agreement, such conveyance was not made for or on account of an antecedent debt owed by the Depositor to the Transferor, and such conveyance was not and is not voidable or subject to avoidance under any Insolvency Law.

(l) No Defaults. The Transferor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of it or its respective properties or could reasonably be expected to have consequences that would materially and adversely affect its performance hereunder.

(m) Bulk Transfer Laws. The transfer, assignment and conveyance of the Conveyed Collateral by the Transferor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(n) Origination and Collection Practices. The origination and collection practices used with respect to each Collateral Obligation have been in all material respects legal, proper, and customary in the Collateral Obligation origination and servicing business.

(o) Lack of Intent to Hinder, Delay or Defraud. Neither the Transferor nor any of its Affiliates sold or will sell any interest in any Conveyed Collateral with any intent to hinder, delay or defraud any of their respective creditors.

(p) Nonconsolidation. The Transferor conducts, and will at all times conduct, its affairs such that neither the Depositor nor the Issuer would be substantively consolidated in the estate of the Transferor and their respective separate existences would not be disregarded in the event of a bankruptcy of the Transferor (provided, however, the Transferor does not hereby agree to maintain the solvency of the Depositor or of the Issuer).

(q) Accuracy of Information. All written factual information heretofore furnished by the Transferor for purposes of or in connection with this Agreement or the other Transaction Documents to which the Transferor is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Transferor hereunder or thereunder will be, true and accurate in all material respects, on or as of the date such information is stated or certified; provided that the Transferor shall not be responsible for any factual information furnished to it by any third party not affiliated with it except to the extent that a Responsible Officer of the Transferor has actual knowledge that such factual information is inaccurate in any material respect.

(r) Investment Company Act. The Transferor is not required to register as an “investment company” under the 1940 Act.

(s) Retention of Net Economic Interest Letter. Each representation of the Transferor in the Retention of Net Economic Interest Letter is true and correct and the Transferor is not in breach of any of its obligations under the Retention of Net Economic Interest Letter.

Section 3.2. Representations and Warranties Regarding the Collateral Obligations.

The Transferor hereby represents to the Depositor, to the Issuer and to the Trustee for the benefit of the Secured Parties that (i) each Collateral Obligation conveyed hereunder, as of the Closing Date or its related Cut-Off Date, as applicable, satisfies the definition of “Collateral Obligation” under the Indenture and (ii) the information set forth on Schedule 1 hereto or on Schedule I to any Subsequent Transfer Agreement, as applicable, and, to the extent such information is set forth therein, in the Schedule of Collateral Obligations under the Indenture is true and correct in all material respects as of the Closing Date or as of the related Cut-off Date, as applicable.

Section 3.3. Representations and Warranties of the Depositor.

By its execution of this Agreement and each Subsequent Transfer Agreement, the Depositor represents and warrants that:

(a) Organization and Good Standing. The Depositor is a limited liability company duly organized, validly existing and in good standing under the law of the State of Delaware, and has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified as a foreign limited liability company and is in good standing under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement or any other Transaction Document applicable to it would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business operations, assets or financial condition of the Depositor or on the validity or enforceability of this Agreement or the provisions of any other Transaction Document applicable to the Depositor, or the performance by the Depositor of its duties hereunder or thereunder.

(b) Authorization; Valid Sale; Binding Obligations. The Depositor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each Subsequent Transfer Agreement, if any, shall effect a valid sale (or contribution, as the case may be), transfer and assignment of, or Grant of a security interest in, the Conveyed Collateral being so transferred, conveyed and assigned from the Depositor to the Issuer, enforceable against the Depositor and creditors of and purchasers from the Depositor. This Agreement and the other Transaction Documents to which the Depositor is a party constitute the legal, valid and binding obligations of the Depositor enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and general principles of equity, whether considered in a suit at law or in equity.

(c) No Consent Required. No consent of any other Person and no license, permit, order, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority or court or any other Person is required to be obtained by the Depositor in connection with this Agreement or any other Transaction Document to which it is a party or the execution, delivery, performance, validity or enforceability of this Agreement or any other Transaction Document to which it is a party or the obligations imposed on the Depositor hereunder or under the terms of the Indenture or any other Transaction Document to which it is a party other than those that have been obtained or made.

(d) No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate its limited liability company agreement or any material requirement of law applicable to the Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Depositor is a party or by which the Depositor or any of the Depositor’s properties may be bound, or result in the creation or imposition of any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

(e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Depositor threatened, against the Depositor or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Notes (i) that, if adversely determined, would in the reasonable judgment of the Depositor be expected to have a material adverse effect on (1) the business, properties, assets or condition (financial or otherwise) of the Depositor or (2) the transactions contemplated by this Agreement or the other Transaction Documents to which the Depositor is a party or (ii) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

(f) Solvency. The Depositor, at the time of and after giving effect to each conveyance of Conveyed Collateral hereunder and the transactions contemplated hereunder and under the Indenture and the other Transaction Documents, is solvent and is not aware of any pending insolvency.

(g) Taxes. The Depositor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed by it and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on its books); no tax lien has been filed and, to the Depositor’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h) Place of Business; No Changes. The Depositor has not changed its name or the State under whose laws it is formed, whether by amendment of its certificate of formation, by reorganization or otherwise.

(i) Sale Treatment. Other than for tax and accounting purposes, the Depositor has treated each of (i) the acquisition of the Conveyed Collateral from the Transferor and (ii) the conveyance of the Conveyed Collateral to the Issuer for all purposes as a purchase by the Depositor from the Transferor and a sale by the Depositor to the Issuer on all of its relevant books and records.

(j) No Defaults. The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of it or its respective properties or could reasonably be expected to have consequences that would materially and adversely affect its performance hereunder.

(k) Bulk Transfer Laws. The transfer, assignment and conveyance of the Conveyed Collateral by the Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(l) Lack of Intent to Hinder, Delay or Defraud. The Depositor did not and will not sell any interest in any Conveyed Collateral with any intent to hinder, delay or defraud any of its creditors.

(m) Nonconsolidation. The Depositor conducts, and will at all times conduct, its affairs such that neither the Issuer nor the Transferor would be substantively consolidated in the estate of the Depositor and their respective separate existences would not be disregarded in the event of the Depositor’s bankruptcy (provided, however, the Depositor does not hereby agree to maintain the solvency of the Issuer).

(n) Accuracy of Information. All written factual information heretofore furnished by the Depositor for purposes of or in connection with this Agreement or the other Transaction Documents to which the Depositor is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Depositor hereunder or thereunder will be, true and accurate in all material respects, on or as of the date such information is stated or certified; provided that the Depositor shall not be responsible for any factual information furnished to it by any third party not affiliated with it or the Transferor, except to the extent that a Responsible Officer of the Depositor has actual knowledge that such factual information is inaccurate in any material respect.

(o) Investment Company Act. The Depositor is not required to register as an “investment company” under the 1940 Act.

(p) Retention of Net Economic Interest Letter. Each representation of the Depositor in the Retention of Net Economic Interest Letter is true and correct and the Depositor is not in breach of any of its obligations under the Retention of Net Economic Interest Letter.

Section 3.4. Additional Representations and Warranties of the Depositor.

By its execution of this Agreement and each Subsequent Transfer Agreement, the Depositor additionally represents and warrants that:

(a) Security Interest.

(i) In the event that the conveyance by the Depositor to the Issuer of any Conveyed Collateral is determined not to be an absolute transfer, this Agreement is effective to create in favor of the Issuer a valid and continuing security interest (as defined in the UCC) in all of the right, title and interest of the Depositor in, to and under such Conveyed Collateral, which security interest is perfected and is prior to all other liens (other than Permitted Liens), and is enforceable as such against, all creditors of and purchasers from the Depositor.

(ii) Each Collateral Obligation conveyed hereunder constitutes or is evidenced by a Financial Asset, an Instrument, a Certificated Security or a general intangible (as defined in the UCC).

(iii) Upon the conveyance by the Depositor to the Issuer of any Conveyed Collateral pursuant to this Agreement or any Subsequent Transfer Agreement, the Issuer will own such Conveyed Collateral free and clear of any and all liens, claims or encumbrances created by, or attaching to property of, the Depositor (other than Permitted Liens).

(iv) The Depositor has received all consents and approvals required by the terms of any Conveyed Collateral to the conveyance of such Conveyed Collateral hereunder to the Issuer.

(v) The Depositor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Conveyed Collateral granted to the Issuer under this Agreement to the extent perfection can be achieved by filing a financing statement.

(vi) Other than the conveyance to the Issuer and the security interest granted to the Issuer pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Conveyed Collateral. The Depositor has not authorized the filing of, and is not aware of, any financing statements against the Depositor that include a description of such Conveyed Collateral other than any financing statement that has been terminated in its entirety or released as to such Conveyed Collateral. The Depositor is not aware of the filing of any judgment, employee benefit or tax lien filings against it.

(vii) On or prior to the Closing Date (with respect to the Initial Collateral Obligations) and within five (5) Business Days after the related Cut-Off Date (with respect to any Subsequent Conveyed Collateral), copies (or originals, if required by the definition of “Required Loan Documents”) of the Required Loan Documents have been delivered to the Custodian.

(viii) None of the Underlying Notes that constitute or evidence the Conveyed Collateral has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Issuer or in blank or to the Trustee.

(b) Value Given. The cash payments and the receipt of any Notes issued by the Issuer to the Depositor on the Closing Date (and the corresponding increase in the Depositor’s equity interest in the Issuer represented by the Interests) received by the Depositor in respect of the purchase price (and capital contribution) of all Conveyed Collateral conveyed hereunder constitutes reasonably equivalent value in consideration for the conveyance to the

Issuer of such Conveyed Collateral under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Issuer to the Depositor, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

Section 3.5. Representations and Warranties of the Issuer.

By its execution of this Agreement and each Subsequent Transfer Agreement, the Issuer represents and warrants to the Depositor and the Transferor that:

(a) Organization and Good Standing. The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and in each jurisdiction where the conduct of its business requires such license, qualification or good standing, except where the failure to be so licensed or qualified or in good standing would not have a material adverse effect the ownership or use of its assets, the validity or enforceability of the Transaction Documents to which it is a party, or the ability of the Issuer to perform its obligations hereunder or thereunder.

(b) Power and Authority. The Issuer has the power and authority to execute and deliver the Transaction Documents and all other documents and agreements contemplated hereby and thereby to which it is a party, as well as to carry out the terms hereof and thereof.

(c) Valid Execution; Binding Obligations. The Issuer has taken all necessary action, including but not limited to all requisite limited liability company action, to authorize the execution, delivery and performance of the Transaction Documents and all other documents and agreements contemplated hereby and thereby to which it is a party. When executed and delivered by the Issuer each of the Transaction Documents to which it is a party will constitute the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d) Authorizations. All authorizations, licenses, permits, certificates, franchises, consents, approvals and undertakings which are required to be obtained by the Issuer under any applicable law which are material to (i) the conduct of its business, (ii) the ownership, use, operation or maintenance of its properties or (iii) the performance by the Issuer of its obligations under or in connection with the Transaction Documents to which it is a party, have been received and all such authorizations, licenses, permits, certificates, franchises, consents, approvals and undertakings are in full force and effect.

(e) No Violations. The execution, issuance and delivery of, and performance by the Issuer of its obligations under, the Transaction Documents to which it is a party and any and all instruments or documents required to be executed or delivered by it pursuant to or in connection herewith or therewith were and are within the powers of the Issuer and will not violate any provision of any law, regulation, decree or governmental authorization applicable to the Issuer or its limited liability company agreement, and will not violate or cause a default under any provision of any contract, agreement, mortgage, indenture or other undertaking to which the

Issuer is a party or which is binding upon the Issuer or any of its property or assets, and will not result in the imposition or creation of any lien, charge or encumbrance upon any of the properties or assets of the Issuer pursuant to the provisions of any such contract, agreement, mortgage, indenture or undertaking, other than as specifically set forth in the Indenture.

(f) Litigation. There are no legal, governmental or regulatory proceedings pending to which the Issuer is a party or to which any of its property is subject, which if determined adversely to the Issuer would individually or in the aggregate have a material adverse effect on the performance by the Issuer of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereunder or thereunder, and to the best of its knowledge, no such proceedings are threatened or contemplated.

ARTICLE IV

PERFECTION OF TRANSFER

AND PROTECTION OF SECURITY INTERESTS

Section 4.1. Custody of Collateral Obligation.

On or prior to the Closing Date (with respect to the Initial Collateral Obligations) and within five (5) Business Days after the related Cut-Off Date (with respect to any Subsequent Conveyed Collateral), copies (or originals, if required by the definition of Required Loan Documents) of the Required Loan Documents shall be delivered by the Transferor to the Custodian.

Section 4.2. Filing.

On or prior to the Closing Date, the Transferor shall cause the UCC financing statement(s) and UCC-3 financing statement amendment, if necessary, referred to in Section 2.2(a)(iv) hereof to be filed. Notwithstanding the obligation of the Transferor set forth in the preceding sentence, each of the Transferor, the Depositor and the Issuer hereby authorizes the Collateral Manager to prepare and file, at the expense of the Collateral Manager, such UCC financing statements (including but not limited to renewal or continuation statements) and amendments or supplements thereto or other instruments as the Collateral Manager may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.

Section 4.3. Changes in Name, Company Structure or Location.

(a) During the term of this Agreement, neither the Transferor nor the Depositor shall change its name, organizational structure, existence, state of formation or location without first giving at least thirty (30) days’ prior written notice to the Trustee and the Collateral Manager.

(b) If any change in the Transferor’s or the Depositor’s name, organizational structure, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or lien relating to any Conveyed Collateral seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Transferor or the Depositor, as applicable, no later than ten (10) Business Days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Depositor’s, the Issuer’s and the Trustee’s respective interests in the Conveyed Collateral.

Section 4.4. Costs and Expenses.

Under the Collateral Management Agreement, the Issuer will be obligated to pay or reimburse the Collateral Manager for all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Depositor’s, Issuer’s and Trustee’s respective right, title and interest in and to the Conveyed Collateral (including, without limitation, the security interests provided for in the Indenture).

Section 4.5. Sale Treatment.

Other than for tax and accounting purposes, each of the Transferor and the Depositor and the Depositor and the Issuer, as applicable, shall treat the conveyance of Conveyed Collateral made hereunder for all purposes as a sale by the Transferor and purchase by the Depositor and as a sale by the Depositor and purchase by the Issuer, as applicable, on all of its relevant books and records.

Section 4.6. Separateness.

The Transferor agrees to take or refrain from taking or engaging in (with respect to the Depositor and the Issuer) and the Depositor agrees to take or refrain from taking or engaging in (with respect to the Transferor and the Issuer) each of the actions or activities specified in the “substantive consolidation” opinion of Dechert LLP (including any certificates delivered in connection therewith) delivered on the Closing Date, upon which the conclusions and opinions therein are based (provided, however, Transferor does not hereby agree to maintain the solvency of the Depositor or of the Issuer and the Depositor does not hereby agree to maintain the solvency of the Issuer).

ARTICLE V

COVENANTS

Section 5.1. Covenants of the Transferor.

The Transferor makes the following covenants, on which the Depositor will rely in conveying the Initial Conveyed Collateral on the Closing Date (and any Subsequent Conveyed Collateral on any applicable Cut-Off Date) to the Issuer, and on which the Transferor acknowledges and agrees that the Issuer and the Trustee, for the benefit of the Secured Parties, each shall be entitled to rely as an express third party beneficiary as a condition of the Issuer and the Trustee entering into the Transaction Documents to which each of them is a party and as a condition to the Noteholders purchasing the Notes. The Depositor acknowledges that such covenants are being made by the Transferor for the benefit of the Issuer and for the benefit of the Trustee, for the benefit of the Secured Parties.

(a) Corporate Existence. During the term of this Agreement, the Transferor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Transferor and the Depositor will be conducted on an arm’s length basis.

(b) Collateral Obligations Not to Be Evidenced by Promissory Notes. The Transferor will take no action, nor permit any action to be taken, to cause any Collateral Obligation not originally evidenced by a promissory note to be evidenced by an Instrument, except in connection with the enforcement or collection of such Collateral Obligation. In the event that any Collateral Obligation not originally evidenced by a promissory note is evidenced by an Instrument, the Transferor shall deliver such Instrument to the Custodian.

(c) Security Interests. Except as expressly provided herein, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Conveyed Collateral. The Transferor will promptly notify the Depositor, the Issuer and the Trustee of the existence of any such lien on any Conveyed Collateral; and the Transferor shall defend the respective right, title and interest of the Depositor and the Issuer in, to and under the Conveyed Collateral against all claims of third parties; provided that nothing in this Section 5.1(c) shall prevent or be deemed to prohibit the Transferor from suffering to exist Permitted Liens upon any of the Conveyed Collateral. The Transferor shall promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue (subject to Permitted Liens) the first priority perfected security interest of the Depositor in all Conveyed Collateral which has not been released pursuant to the Indenture.

(d) Compliance with Law. The Transferor hereby agrees to comply in all material respects with all requirements of law applicable to it except where the failure to do so would not have a material adverse effect on the Issuer.

(e) Location. The Transferor shall not move its jurisdiction of incorporation outside of the State of Delaware without thirty (30) days’ prior written notice to the Depositor, the Issuer and the Trustee.

(f) Merger or Consolidation of the Transferor.

(i) Any Person into which the Transferor may be merged or consolidated, or any Person resulting from such merger or consolidation to which the Transferor is a party, or any Person succeeding by acquisition or transfer of substantially all of the assets and the business of the Transferor shall be the successor to the Transferor hereunder and the other Transaction Documents to which the Transferor is a party, without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary.

(ii) Upon the merger or consolidation of the Transferor or transfer of substantially all of its assets and its business as described in this Section 5.1(f), the

Transferor shall provide the Depositor, the Trustee, the Issuer and Moody’s notice of such merger, consolidation or transfer of substantially all of the assets and business within thirty (30) days after completion of the same.

(g) Regulatory Filings. The Transferor shall make, or shall cause to be made, any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Transferor, the Depositor and the Issuer as may be necessary or that the Transferor deems advisable to comply with any federal or state securities or reporting requirements laws relating to the transactions contemplated by the Transaction Documents or as may be otherwise required by applicable law.

(h) Retention of Net Economic Interest Letter. The Transferor shall perform its obligations under the Retention of Net Economic Interest Letter and shall promptly notify the Issuer of any breach of a representation, warranty or agreement contained in the Retention of Net Economic Interest Letter.

(i) Affiliate Originated Collateral Obligations. The Transferor shall identify to the Issuer each of the Collateral Obligations sold or transferred by it to the Depositor and by the Depositor to the Issuer hereunder that are Affiliate Originated Collateral Obligations.

Section 5.2. Covenants of the Depositor.

The Depositor makes the following covenants, on which the Transferor and the Issuer will rely in connection with the conveyance of Initial Conveyed Collateral on the Closing Date (and any Subsequent Conveyed Collateral on any applicable Cut-Off Date) to the Depositor and the Issuer, and on which the Depositor acknowledges and agrees the Issuer and the Trustee for the benefit of the Secured Parties each shall be entitled to rely as an express third party beneficiary as a condition of the Issuer and the Trustee entering into the Transaction Documents to which each of them is a party and as a condition to the Noteholders purchasing the Notes. Each of the Transferor and the Issuer acknowledges that such covenants are being made by the Depositor for the benefit of the Transferor, the Issuer and the Trustee for the benefit of the Secured Parties.

(a) Limited Liability Company Existence. During the term of this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between (i) the Depositor and the Transferor, and (ii) the Depositor and the Issuer will be conducted on an arm’s length basis.

(b) Collateral Obligations Not to Be Evidenced by Promissory Notes. The Depositor will take no action, nor permit any action to be taken, to cause any Collateral Obligation not originally evidenced by a promissory note to be evidenced by an Instrument, except in connection with the enforcement or collection of such Collateral Obligation. In the event that any Collateral Obligation not originally evidenced by a promissory note is evidenced by an Instrument, the Depositor shall deliver such Instrument to the Custodian.

(c) Security Interests. Except as expressly provided herein, the Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Conveyed Collateral. The Depositor will promptly notify the Transferor, the Issuer and the Trustee of the existence of any such lien on any Conveyed Collateral; and the Depositor shall defend the respective right, title and interest of the Issuer in, to and under the Conveyed Collateral against all claims of third parties; provided that nothing in this Section 5.2(c) shall prevent or be deemed to prohibit the Grant of the Conveyed Collateral to the Trustee under the Indenture. The Depositor shall promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue (subject to any Permitted Lien) the first priority perfected security interest of the Issuer in all Conveyed Collateral which has not been released pursuant to the Indenture.

(d) Compliance with Law. The Depositor hereby agrees to comply in all material respects with all requirements of law applicable to it except where the failure to do so would not have a material adverse effect on the Issuer.

(e) Location. The Depositor shall not move its jurisdiction of formation outside of the State of Delaware without thirty (30) days’ prior written notice to the Issuer and the Trustee.

(f) Merger or Consolidation; Sales. The Depositor shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or acquire or be acquired by any Person (other than the Issuer or Transferor), or convey, sell, lease or otherwise dispose of all or substantially all of its Collateral Obligations other than to the Issuer in accordance with the Transaction Documents.

(g) Retention of Net Economic Interest Letter. The Depositor shall perform its obligations under the Retention of Net Economic Interest Letter and shall promptly notify the Issuer of any breach of a representation, warranty or agreement contained in the Retention of Net Economic Interest Letter.

ARTICLE VI

INDEMNIFICATION BY THE TRANSFEROR

Section 6.1. Indemnification.

The Transferor agrees to indemnify, defend and hold the Depositor, the Issuer, the Trustee and any of their respective managers, members, officers, directors, employees, agents and professional advisors (any one of which is an “Indemnified Party”) harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other reasonable costs, fees and expenses (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages) that such Person may sustain as a result of the failure of the Transferor to perform its duties in compliance in all material respects with the terms of this Agreement, except to the extent arising from the gross negligence, willful misconduct or fraud by the Person claiming indemnification; provided that, for the avoidance of doubt, the obligations of the Transferor set forth in Section 7.2 shall constitute the sole recourse to the Transferor for any breach of the representations or warranties set forth in Section 3.2. An Indemnified Party shall promptly notify the Transferor if a claim is made by a third party with respect to this Agreement, and the Transferor shall assume (with the consent of the Indemnified Party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim. The parties agree that the provisions of this Section 6.1 shall not be interpreted to provide recourse to the Transferor against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor or issuer with respect to a Collateral Obligation, and the Transferor does not hereby agree to maintain the solvency of the Depositor or of the Issuer. The Transferor shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected amounts payable under any Collateral Obligation.

Section 6.2. Liabilities to Obligors.

Except with respect to the funding commitment assumed by the Issuer with respect to any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and customary obligations assumed by lenders in syndicated loans relating to indemnification of agents, workout expenses, and other reimbursable expenses for the preservation of collateral, the Transferor hereby acknowledges and agrees that no obligation or liability of the Transferor to any Obligor under any of the Collateral Obligations is intended to be assumed by the Depositor, the Issuer, the Trustee or the Noteholders under or as a result of this Agreement, any Subsequent Transfer Agreement and the transactions contemplated hereby and under the other Transaction Documents, and the Trustee for the benefit of the Secured Parties is expressly named as a third party beneficiary of this Agreement for purposes of this Section 6.2.

Section 6.3. Operation of Indemnities.

If the Transferor has made any indemnity payments to any Indemnified Party pursuant to this Article VI and such Indemnified Party thereafter collects any amounts from others in connection with the same matter or matters that gave rise to such indemnity payments, such Indemnified Party will repay such amounts collected to the Transferor up to and including the amount of such indemnity payments.

Section 6.4. Limitation on Liability.

The Transferor shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Transferor under this Agreement. The Transferor and any member, manager, director, officer, employee or agent of the Transferor may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Transferor and any member, manager, director, officer, employee or agent of the Transferor shall be reimbursed by the Depositor or by the

Issuer (subject to the availability of funds in accordance with the Priority of Payments), as applicable, for any liability or expense incurred by reason of the Depositor’s or the Issuer’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of its respective duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. The Transferor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement or the other Transaction Documents and that in its opinion may involve it in any expense or liability.

ARTICLE VII

OPTIONAL AND MANDATORY REPURCHASES

Section 7.1. Optional Repurchases.

In addition to the right to substitute for any Collateral Obligations that become subject to a Substitution Event, the Transferor shall have the right, but not the obligation, to repurchase from the Depositor and cause the Depositor to repurchase from the Issuer and convey to the Transferor any such Collateral Obligation subject to the Repurchase and Substitution Limit and the applicable provisions set forth in Sections 12.3 and 12.4 of the Indenture. In the event of such a repurchase, the Transferor shall deposit in the Collection Account an amount equal to the Transfer Deposit Amount for such Collateral Obligation (or applicable portion thereof) as of the date of such repurchase. The Transferor, the Depositor and the Issuer and, at the written direction of the Issuer, the Trustee, shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Transferor or by the Collateral Manager in order to effect the transfer and release of any of the Issuer’s and Depositor’s interests in the Collateral Obligations (together with the Assets related thereto) that are being repurchased and the release thereof from the lien of the Indenture and from any security interests therein granted pursuant to this Agreement. To the extent any cash or other property received by the Issuer from the Depositor and by the Depositor from the Transferor in connection with such a repurchase exceeds the fair market value of the repurchased Collateral Obligation, such excess shall be deemed a capital contribution from the Transferor to the Depositor and from the Depositor to the Issuer.

Section 7.2. Mandatory Repurchases or Substitutions.

Upon discovery by a Responsible Officer of the Collateral Manager of a breach of any representation or warranty set forth in Section 3.2 which materially and adversely affects the value of the Collateral Obligations or the interest therein of the Noteholders or which materially and adversely affects the interests of the Noteholders in the related Collateral Obligations in the case of a representation and warranty relating to a particular Collateral Obligation (each such Collateral Obligation, an “Ineligible Collateral Obligation”), the Collateral Manager shall give prompt written notice of such breach or failure to the parties hereunder and the Trustee. Within 30 days of the earlier of the discovery by a Responsible Officer of the Transferor of any such breach or its receipt of notice of any such breach, the Transferor shall (a) promptly cure such breach in all material respects, (b) purchase the Collateral Obligation by depositing in the Collection Account, within such 30-day period, an amount equal to the Transfer Deposit Amount of such Collateral Obligation or (c) remove such Collateral Obligation from the Issuer and substitute therefor one or more Substitute Collateral Obligations satisfying the criteria listed under Section 2.5 of this Agreement and Section 12.3 of the Indenture by not later than 30 days after notice or such discovery of such breach. The Repurchase and Substitution Limit will not apply to any Ineligible Collateral Obligation that is repurchased or substituted by the Transferor in connection with a mandatory repurchase or substitution. Such repurchase and substitution obligations constitute the sole remedy available for a breach of Section 3.2.

Section 7.3. Reassignment of Substituted or Repurchased Collateral Obligations.

Upon (a) receipt by the Trustee for deposit in the Collection Account of the Transfer Deposit Amount, in the case of any repurchased Collateral Obligation or (b) upon the Cut-Off Date related to a Substitute Collateral Obligation described in Section 2.5, the Issuer hereby assigns to the Depositor and the Depositor hereby assigns to the Transferor all of the Issuer’s (or Depositor’s, as applicable) right, title and interest in the Collateral Obligation being repurchased or substituted (together with the Assets related thereto) without recourse, representation or warranty. Such reassigned Collateral Obligation (together with the Assets related thereto) shall no longer thereafter be deemed a part of the Assets and shall be deemed released from the security interests created by this Agreement.

Section 7.4. Repurchase and Substitution Limitations.

At all times, (a) the Aggregate Principal Balance of all Collateral Obligations that are Substitute Collateral Obligations plus (b) the Aggregate Principal Balance related to all Collateral Obligations that have been repurchased by the Transferor hereunder pursuant to its right of optional repurchase or substitution and not subsequently applied to purchase a Substitute Collateral Obligation may not exceed an amount equal to 15% of the Net Purchased Loan Balance; provided that clause (b) above shall not include (A) the Principal Balance related to any Collateral Obligation that is repurchased by the Transferor in connection with a proposed Specified Amendment to such Collateral Obligation so long as (x) the Transferor certifies in writing to the Collateral Manager and the Trustee that such purchase is, in the commercially reasonable business judgment of the Transferor, necessary or advisable in connection with the restructuring of such Collateral Obligation and such restructuring is expected to result in a Specified Amendment to such Collateral Obligation, and (y) the Collateral Manager certifies in writing to the Trustee that the Collateral Manager either would not be permitted to or would not elect to enter into such Specified Amendment pursuant to the Collateral Manager Standard or any provision of the Indenture or the Collateral Management Agreement, (B) the purchase price of any Collateral Obligations or, for the avoidance of doubt, any Equity Securities sold by and at the option of the Issuer to the Transferor pursuant to Section 12.1(d) or Section 12.1(g) of the Indenture as described in Section 12.1(g)(i) of the Indenture, or (C) the Principal Balance related to any Ineligible Collateral Obligation that is repurchased or substituted by Transferor in connection with a mandatory repurchase or substitution thereof pursuant to Section 7.2. The foregoing provisions in this paragraph constitute the “Repurchase and Substitution Limit”.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Amendment.

(a) This Agreement may be amended or waived from time to time by the parties hereto by written agreement, with prior written notice to the Trustee, but without consent of the Noteholders, to (i) cure any ambiguity or to correct or supplement any provisions herein, (ii) comply with any changes in the Code, (iii) enable the Issuer or Depositor to rely upon any exemption from registration under the Securities Act or the 1940 Act, (iv) enable the Issuer, Depositor or Transferor to comply with any applicable securities law (including the regulations implementing such laws), (v) conform this Agreement to the Offering Circular and (vi) evidence the succession of another Person to the Issuer, Depositor or Transferor, as applicable and the assumption by any such successor Person of the covenants of the Issuer, Depositor or Transferor, as applicable herein. Any other amendment or waiver to this Agreement shall be subject to the consent of a Majority of the Controlling Class and to the consent of a Majority of the Interests; provided that no such amendment or waiver shall reduce in any manner the amount of, or delay the timing of, any amounts received on Collateral Obligations which are required to be distributed on any Note without the consent of the related Noteholder, or change the rights or obligations of any other party hereto without the consent of such party.

(b) Prior to the execution of any such amendment or waiver, the Transferor shall furnish to the Trustee and the Trustee shall furnish to Moody’s and each Noteholder written notification of the substance of such proposed amendment or waiver, together with a copy thereof.

(c) Promptly after the execution of any such amendment or waiver, the Trustee shall furnish a copy of such amendment or waiver to Moody’s and to each Noteholder. It shall not be necessary for the consent of any Noteholders pursuant to Section 8.1(a) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by Noteholders of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe.

(d) Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (which Opinion of Counsel may rely upon a certificate from a Responsible Officer of the Issuer or of the Collateral Manager with respect to the effect of any such amendment or waiver on the economic interests of the Issuer, the Noteholders or the Holders of any Interests) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, consent to any such amendment that affects such Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(e) The Trustee, by its signature below, acknowledges and agrees to be bound by the provisions of this Section 8.1.

Section 8.2. Governing Law.

(a) This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement shall be governed by, the law of the State of New York without reference to its conflicts of laws provisions (other than Section 5-1401 of the New York General Obligations Law).

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.2(b).

Section 8.3. Notices.

Unless expressly provided otherwise herein, all notices, demands, certificates, requests, directions and communications hereunder shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one (1) Business Day after delivery to any overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, (d) on the date transmitted by legible facsimile transmission with a confirmation of receipt, or (e) upon receipt when transmitted by electronic transmission, in all cases addressed to the recipient at such recipient’s address for notices set forth in Schedule 2.

Any party may change the address, telecopy number, or email address to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address, telecopy number, or email address in conformity with the provisions of this Section 8.3 for the giving of notice.

Unless the parties hereto otherwise agree, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day; provided, further, that if in any instance the intended recipient declines or opts out of the receipt acknowledgment, then such notice or communication shall be deemed to have been received on the Business Day sent or posted, if sent or posted during normal business hours on such Business Day, or if otherwise, at the opening of business on the next Business Day.

Section 8.4. Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant, agreement, provision or term in any other jurisdiction.

Section 8.5. Third Party Beneficiaries.

The parties hereto hereby manifest their intent that except as otherwise expressly provided herein, no third party (other than the Trustee, on behalf of the Secured Parties) shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors and issuers of Collateral Obligations are not third party beneficiaries of this Agreement.

Section 8.6. Counterparts.

This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by e-mail (.pdf) or facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.7. Headings.

The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.8. No Bankruptcy Petition; Disclaimer.

(a) Each of the Transferor and the Depositor covenants and agrees that, prior to the date that is one year and one day after the satisfaction and discharge of the Indenture or, if longer, the applicable preference period then in effect plus one day, it will not institute against the Depositor (in the case of the Transferor), or the Issuer (in the case of the Transferor or the Depositor), or join any other Person in instituting against the Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

(b) The provisions of this Section 8.8 shall be for the third party benefit of those entitled to rely thereon, including the Trustee for the benefit of the Secured Parties, and shall survive the termination of this Agreement.

Section 8.9. Jurisdiction.

Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it the address set forth in Schedule 2. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 8.10. Prohibited Transactions with Respect to the Transferor.

The Transferor shall not:

(a) Provide credit to any Noteholder for the purpose of enabling such Noteholder to purchase Notes; or

(b) Purchase any Notes in an agency or trustee capacity.

Section 8.11. No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

Section 8.12. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 8.13. Duration of Agreement.

This Agreement shall continue in existence and effect until the satisfaction and discharge of the Indenture.

Section 8.14. Limited Recourse.

The obligations of the Issuer, the Depositor and the Transferor under this Agreement and the other Transaction Documents are solely the limited liability company or corporate obligations, as applicable, of the Issuer, the Depositor and Transferor, respectively. No recourse shall be had for the payment of any amount owing by the Issuer, the Depositor or Transferor under this Agreement, any other Transaction Document or for the payment by the Issuer, the Depositor or Transferor of any fee in respect hereof or any other obligation or claim of or against the Issuer, the Depositor or Transferor arising out of or based upon this Agreement or any other Transaction Document, against any employee, officer, director, shareholder, partner, member or manager of the Issuer, the Depositor or Transferor or of any Affiliate of such Person (other than the Transferor, the Depositor or the Issuer, as applicable). The provisions of this Section 8.14 shall survive the termination of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NEWSTAR FINANCIAL, INC.

By:	/s/ JOHN KIRBY BRAY
Name:	John Kirby Bray
Title:	Chief Financial Officer

NEWSTAR COMMERCIAL LOAN DEPOSITOR 2014-1 LLC

By:	NewStar Financial, Inc., its Designated Manager

By:	/s/ JOHN KIRBY BRAY
Name:	John Kirby Bray
Title:	Chief Financial Officer

NEWSTAR COMMERCIAL LOAN FUNDING 2014-1 LLC

By:	NewStar Financial, Inc., its Designated Manager

By:	/s/ JOHN KIRBY BRAY
Name:	John Kirby Bray
Title:	Chief Financial Officer

[Signature Page to Master Loan Sale Agreement]

Acknowledged and Agreed:

U.S. BANK NATIONAL ASSOCIATION Not in its individual capacity, but solely as the Trustee

By:	/s/ JACK LINDSAY
Name:	Jack Lindsay
Title:	Vice President

[Signature Page to Master Loan Sale Agreement]

SCHEDULE 1

SCHEDULE OF INITIAL CONVEYED COLLATERAL

Obligor	Principal Balance
3SI Security Systems	$3,827,586.21
5.11, Inc.	5,000,000.00
ABP Corporation	3,930,743.47
Acrisure, LLC	1,369,356.03
Aerco International, Inc.	5,333,067.27
Agilex F&F	1,465,610.72
Airxcel	2,645,825.91
Alpha Packaging	568,538.45
Anaren, Inc.	3,241,875.00
Ansira Holdings, LLC	2,497,323.75
Apex Companies, LLC	2,758,962.72
B&H Education	1,807,386.23
CAbi LLC	2,312,500.00
Carpathia Hosting, Inc.	1,552,946.59
CGI Windows & Doors, Inc.	2,761,902.23
Colson Caster	1,361,862.42
Colson Caster	733,514.22
Confie Seguros	5,000,000.00
Connolly Holdings	5,486,250.00
Creative Circle	3,253,669.62
Curo Health Services	5,000,000.00
DCS Business Services	3,155,769.69
Document Technologies	1,350,098.09
EDAC	3,970,000.00
El Pollo Loco	1,995,000.00
Excelitas Technologies Corp.	6,214,981.06
Fischbein LLC	4,143,750.00
Fort Dearborn	1,791,271.35
Fort Dearborn	115,077.80
Fort Dearborn	1,722,876.16
Fort Dearborn	103,662.59
GeoDigm Corp.	1,363,636.00
GeoDigm Corp.	1,949,762.68
Hospice Advantage	1,310,064.95
IEP technologies, LLC	5,000,000.00
Inland Pipe Rehabilitation, Inc.	2,783,178.16
Innovative Aftermarket Systems	4,937,500.00
Integrated Power Services	1,893,501.91
Katena Products	1,844,213.38
Kel-Tech	5,000,000.00
Liqui-Box	2,426,339.06
Marshall Retail Group	2,959,531.45
Material Handling Services, LLC	2,000,000.00
MB Aerospace	4,962,500.00
MP Assets Corporation	5,000,000.00
Naylor, LLC / Naylor (Canada), Inc.	4,937,500.00
Nellson Nutraceutical, LLC	6,965,000.00
NeuroTherm, Inc.	2,106,619.94
NEX Performance Films	5,151,562.49

Obligor	Principal Balance
Plano Molding Company	3,105,468.75
PlayCore Holdings	4,014,868.74
Plaze, Inc.	1,680,110.46
Pride Manufacturing	509,354.42
Revspring Inc.	4,487,178.31
Senior Care Centers of America	3,873,599.12
Shari’s Management Corporation	1,760,755.23
SHO Holdings II Corp.	2,259,661.66
Spinrite Acquisition Corp	3,109,233.12
Suture Express, Inc.	3,593,815.65
Taylor Precision Products, Inc.	7,265,217.30
Tectum Holdings	5,000,000.00
Trinity Consultants Holdings, Inc.	3,910,156.25
TruckPro, LLC	4,234,041.55
Universal Fiber Systems	4,400,000.00
Veritext	2,084,250.00
Watchfire Enterprises, Inc	2,487,500.00
WNA Holdings, Inc.	2,005,013.02
Xand Holdings, LLC	4,500,000.00
High Ridge Brands	2,052,215.19
Compass Group Diversified Holdings LLC	6,761,784.74
Jacobson Companies	3,000,000.00
Monitronics International	3,898,804.56
Sonneborn	3,281,271.79
Sterling Infosystems	694,172.86
Vestcom International, Inc.	2,221,875.00
Technimark	5,134,250.00
Xand Holdings, LLC	4,250,000.00
American Dental Partners, Inc.	5,000,000.00
Total	$249,636,915.32

SCHEDULE 2

NOTICE INFORMATION

Transferor:

NewStar Financial, Inc.

500 Boylston Street, Suite 1250

Boston, Massachusetts 02116

Attention: Brian Forde

Facsimile No.: (617) 848-4373

Email: operations@newstarfin.com

Depositor:

NewStar Commercial Loan Depositor 2014-1 LLC

c/o NewStar Financial, Inc.

500 Boylston Street, Suite 1250

Boston, Massachusetts 02116

Attention: Brian Forde

Facsimile No.: (617) 848-4373

Email: operations@newstarfin.com

Issuer:

NewStar Commercial Loan Funding 2014-1 LLC

c/o NewStar Financial, Inc.

500 Boylston Street, Suite 1250

Boston, Massachusetts 02116

Attention: Brian Forde

Facsimile No.: (617) 848-4373

Email: operations@newstarfin.com

Collateral Manager:

NewStar Financial, Inc.

500 Boylston Street, Suite 1250

Boston, Massachusetts 02116

Attention: Brian Forde

Facsimile No.: (617) 848-4373

Email: operations@newstarfin.com

Trustee:

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: NewStar Commercial Loan Funding 2014-1 LLC (Kyle Harcourt)

Facsimile No.: (866) 381-6889

Email: kyle.harcourt@usbank.com

EXHIBIT A

FORM OF SUBSEQUENT TRANSFER AGREEMENT

                 , 20

This Subsequent Transfer Agreement, dated as of                  , 20     (this “Agreement”), is made by and among NEWSTAR FINANCIAL, INC. (the “Transferor”), NEWSTAR COMMERCIAL LOAN DEPOSITOR 2014-1 LLC (the “Depositor”) and NEWSTAR COMMERCIAL LOAN FUNDING 2014-1 LLC (the “Issuer”). Capitalized terms used but not defined herein have the respective meanings attributed to such terms in that certain Master Loan Sale Agreement, dated as of April 17, 2014 (such agreement as amended, restated, supplemented or modified from time to time, the “Master Loan Sale Agreement”), among the Transferor, the Depositor and the Issuer.

Subject to and upon the terms and conditions set forth in the Master Loan Sale Agreement, in exchange for good and valuable consideration, the adequacy of which is duly acknowledged by the Transferor and the Depositor, the Transferor hereby sells, conveys and transfers, in exchange for good and valuable consideration, the adequacy of which is duly acknowledged, to the Depositor as of the date hereof (the “Cut-Off Date”) all of the Transferor’s right, title and interest in, to and under the Subsequent Conveyed Collateral identified in Schedule I hereto.

Subject to and upon the terms and conditions set forth in the Master Loan Sale Agreement, the Depositor hereby sells, conveys and transfers, in exchange for good and valuable consideration, the adequacy of which is duly acknowledged, to the Issuer as of the Cut-Off Date all of the Depositor’s right, title and interest in, to and under the Subsequent Conveyed Collateral identified in Schedule I hereto.

By its execution of this Agreement each of the parties hereto makes the representations and warranties set forth in Article III of the Master Loan Sale Agreement, as applicable, as of the Cut-Off Date and the provisions of Section 8.14 of the Master Loan Sale Agreement are hereby incorporated herein by reference.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NEWSTAR FINANCIAL, INC.

By:
Name:
Title:

NEWSTAR COMMERCIAL LOAN DEPOSITOR 2014-1 LLC

By:	NewStar Financial, Inc., its Designated Manager

By:
Name:
Title:

NEWSTAR COMMERCIAL LOAN FUNDING 2014-1 LLC

By:	NewStar Financial, Inc., its Designated Manager

By:
Name:
Title:

A-2

Schedule I

to Subsequent Transfer Agreement

Subsequent Conveyed Collateral

[To be attached.]

A-3